Exhibit 10.3

WMS Gaming Inc.

800 S .Northpoint Boulevard

Waukegan, Illinois 60085

December 19, 2012

Mr. Scott D. Schweinfurth

c/o WMS Industries Inc.

800 South Northpoint Boulevard

Waukegan, IL 60085

Dear Scott:

Reference is made to the Executive Employment Agreement between you and WMS Industries Inc. dated February 18, 2005, as amended (the “Employment Agreement”). The Employment Agreement is hereby further amended as follows:

1. Section 4.4 of the Agreement is hereby amended by adding the following sentence to the end thereof:

“To the extent that any severance payments required to be made pursuant to this Section 4.4 do not qualify for either the “short-term deferral” exception to Section 409A set forth in Treasury Regulations Section 1.409A-1(b)(4) or the involuntary separation pay exception to Section 409A set forth in Treasury Regulations Section 1.409A-1(b)(9)(iii), then such payments (i) may not be made before the date that is six months after the date the Executive’s employment is terminated, and (ii) may not be accelerated except to the extent an acceleration of payment may be permitted under final regulations issued by the Internal Revenue Service under Code Section 409A.”

2. Section 13.1 of the Employment Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, if the Change of Control giving rise to payments under this Section 13.1 does not constitute a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), then the amount payable under this Section 13.1 shall be paid in the form described in clauses (iii) and (iv) of Section 4.4 of this Employment Agreement rather than in the lump sum form provided for in this Section 13.1, except that any payments which would be paid during the first six months following Executive’s termination of employment shall not be paid at such time and instead shall be paid at the same time as the first payment that is paid after the date that is six months following Executive’s termination of employment.”

3. Except as expressly modified herein, the terms and conditions of the Employment Agreement shall remain in full force and effect.

Please indicate your agreement to the foregoing by signing this letter in the space provided below.

Yours very truly,

WMS INDUSTRIES INC.

By:	/s/ Brian R. Gamache
Brian R. Gamache

Accepted and Agreed to:

/s/ Scott D. Schweinfurth
Scott D. Schweinfurth 12/19/2012